PRODUCT PROMOTION AGREEMENT

            This Agreement is made and entered into this day of April, 1997, and between PHILBIN ENTERPRISES (hereinafter, "ENTERPRISES") f/s/o REGIS PHILBIN (hereinafter, "PHILBIN"), an individual residing at, c/o James Griffin, William Morris Agency, Inc. 1325 Avenue of the Americas, New York, New York 10019 and BEAU BRUMMEL SEL-LEB MARKETING, INC. (hereinafter, "BEAU") a New York corporation.

                                    RECITALS

            WHEREAS, PHILBIN is a well known television personality who is the sole proprietor of ENTERPRISES; and,

            WHEREAS, ENTERPRISES has the right to provide for the services of PHILBIN as provided for hereunder; and

            WHEREAS, BEAU and ENTERPRISES wish to enter into an agreement pursuant to which ENTERPRISES shall provide the services of PHILBIN who will endorse and promote products within the product categories of mens apparel and accessories (the "Product" or "Products") in accordance with the terms and conditions hereof.

            NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties agree as follows:

            1. Promotional Services.

                  (a) Live Appearances on Electronic Retailer's Programming Services.

                  During the term of this Agreement, ENTERPRISES agrees to make PHILBIN available to travel to an Electronic Retailer's ("QVC") facilities, in West Chester, Pennsylvania, and from time to time, subject to his approval to other locations, wherever they are located subject to PHILBIN's availability (the "Visits") to appear live on QVC's Programming Services to promote and otherwise assist in the marketing of the Products. ENTERPRISES agrees to make PHILBIN available for a minimum of five (5) annual Visits, which dates are set forth in Exhibit A. ENTERPRISES agrees to make PHILBIN available to make additional Visits if ENTERPRISES, PHILBIN and BEAU mutually agree that they are necessary or desirable to promote and/or otherwise market the Products, subject to PHILBIN's availability and additional compensation to be negotiated in good faith between the parties. In all cases the specific days for such Visits shall be selected by mutual agreement of the parties. The number of live appearances made by Philbin on the Programming Services during each Visit shall be determined and scheduled throughout such days at the sole discretion of QVC, all within the minimum number of Visits. For the purpose of clarification, each Visit shall consist of one (1) to two (2) consecutive days, including travel days, more specifically, Friday and Saturday.

                  (b) Print and Video Promotional Spots.

                  In addition to the Visits described and Section 1(a), ENTERPRISES agrees to make PHILBIN available from time to time to render services to produce television commercials or promotional spots and print photography to be used in connection with promotion of the Visits and marketing of the Products on QVC. The specific days for production shall by determined by mutual agreement of the parties, subject to Philbin's reasonable availability, and whenever possible, will be scheduled to coincide with the schedule for Visits under Section 1(a).

                  (c) Use of Promotional Segments.

                  As to each of the Visits described in Section 1(a) and the promotional spots produced pursuant to Section 1(b), BEAU shall have, subject to
Section 1(f), the right to make or cause to have made such number of excerpts and modifications as BEAU may elect by editing, dubbing, adding to, subtracting from and integrating any or all of PHILBIN's performances hereunder (collectively referred to herein as the "Promotional Segments") for use only with regard to the promotion of the Visits and sale of the Products on QVC, provided that PHILBIN will not be required to render any services in connection with the production of such modifications or variations. During the term of this Agreement, BEAU shall have the right to the unlimited use and reuse of any and all of the Promotional Segments, as BEAU may elect, in connection with the promotion and advertising of the Visits and distribution of the Products via QVC, including but not limited to, use as spot announcements on QVC's Programming Services, in connection with the general promotion of the Visits and Philbin's appearances on QVC.

                  (d) Use of Name and Likeness.

                  Subject to Section 1(f), ENTERPRISES hereby grants permission to BEAU and its subsidiaries and affiliates to use, during the term of this Agreement, PHILBIN's name, autograph and likeness in connection with the packaging, promotion, advertising and distribution of the Products.

                  (e) Right of Approval.

                  PHILBIN shall have all rights of approval, which shall not be unreasonably withheld, on the Products endorsed and/or promoted by him and the use of any Promotional Segment or PHILBIN's name, autograph or likeness or other results of PHILBIN's services. Such approval shall be deemed to have been given if PHILBIN or PHILBIN's representative designated herein does not disapprove in writing within fourteen (14) days of receiving a request therefore. BEAU acknowledges that a withholding of approval by PHILBIN shall not be deemed unreasonable if PHILBIN applies aesthetic standards in making such decision, consistent with PHILBIN's application of such standards in his other business relationships.


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

            2. BEAU's Marketing Rights.

                  PHILBIN agrees that, during the term of this Agreement, BEAU and its subsidiaries and affiliates shall have the right to market and sell the Products only on QVC's Programming Services.

            3. Term.

                  The term of this Agreement shall commence on the date hereof and shall continue, unless sooner terminated as provided herein, up to and including one (1) year from the date PHILBIN's first Visit hereunder is completed, now scheduled for May 16-17, 1997 (the "Initial Term").

            4. Termination.

                  (a) Either party may terminate this Agreement in the event of a default by the other party in the performance of any of its material obligations hereunder by giving the defaulting party written notice setting out the nature of such event of default and provided such event of default is not cured within thirty (30) days following such notice.

                  (b) BEAU may terminate this Agreement at any time following the time that BEAU becomes aware that PHILBIN has committed any act or become involved in any situation or occurrence which brings PHILBIN into public disrepute, scandal or ridicule, or shocks or offends the community, or derogates from the public image or reflects unfavorably upon PHILBIN or the Products by giving written notice to PHILBIN of such termination.

                  (b) ENTERPRISES may terminate this Agreement at any time following the time that ENTERPRISES becomes aware that BEAU has committed any act or become involved in any situation or occurrence which brings BEAU into public disrepute, scandal or ridicule, or shocks or offends the community, or derogates from the public image or reflects unfavorably upon BEAU or the Products by giving written notice to BEAU of such termination.

            5. Compensation.

                  (a) Royalty.

                  As compensation for the services provided herein, BEAU shall pay to ENTERPRISES ten percent (10%) of the gross revenues derived from the sales of Products promoted by him. For the purposes of this Agreement, gross sales are defined as actual monies paid to BEAU by QVC or any other authorized customers for the Products less approved credits. Notwithstanding the foregoing, BEAU guarantees to pay ENTERPRISES no less than Fifty Thousand Dollars ($50,000.00) in royalties within fifteen (15) business days following each Visit made by Philbin during the term of this Agreement, for a total guarantee of Two Hundred and Fifty Thousand Dollars (the "Guarantee").


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

                        (i) Termination. In the event QVC submits a purchase order to BEAU for any particular Visit which is not sufficient enough to generate royalties to ENTERPRISES greater than or equal to Fifty Thousand Dollars ($50,000.00), BEAU may at its option terminate this Agreement effective immediately by giving ENTERPRISES written notice of such termination. In the event BEAU terminates this Agreement as provided for in this Section 5(a)(i), the Guarantee shall be reduced proportionately by the number of Visits made by Philbin prior to said termination.

                  (b) Payment.

                  All sums due and payable to ENTERPRISES hereunder shall be paid by BEAU within fifteen (15) business days following each Visit. Payment shall be accompanied by a detailed statement setting forth sales of Products by BEAU.

                  (c) Further Consideration.

                        (i) ENTERPRISES shall receive a two and one-half percent (2.5%) override on the Gross Sales of any other celebrity signed by BEAU to promote products (other than Joy Philbin), which celebrity was introduced to BEAU by ENTERPRISES and/or PHILBIN or anyone connected with them.

            6. Travel and Other Expenses.

                  BEAU shall be responsible for the following reasonable costs and expenses relating to PHILBIN's travel to the QVC's studios, wherever they are located in connection with the Visits and other promotional services: first class airfare or other transportation for PHILBIN and anyone accompanying PHILBIN, first class transport for PHILBIN to and from the airports, hotel and QVC's studios, and first-class lodging (including a one (1) bedroom suite and one (1) regular room).

            7. Best Efforts.

                  (a) PHILBIN.

                  PHILBIN warrants that PHILBIN is free to enter into this Agreement and render services pursuant hereto and that PHILBIN does not have and will not have any agreements or commitments which would prevent or interfere in any way with the full performance of the services or the rights granted to BEAU hereunder. PHILBIN agrees to use PHILBIN's best efforts in rendering services hereunder by coordinating his schedule and other business commitments so as not to conflict with his performance hereunder. PHILBIN further agrees that PHILBIN will attend and participate in pre-production conferences and meetings, make-up and other activities necessary or appropriate for the proper performance of services to be rendered hereunder.


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

                  (b) BEAU.

                  BEAU will use its best efforts to promote and market the Products to QVC so as to maximize the compensation to PHILBIN.

            8. Ownership of Certain Rights.

                  (a) It is understood and agreed that BEAU is the sole and exclusive owner of all right, title and interest in and to the trade names, trade marks, service marks and other property interests relating to the Products (the "Property Rights"). Nothing contained in this Agreement shall be construed as an assignment to PHILBIN of any right, title or interest in and to the Property Rights. PHILBIN recognizes the value of the goodwill which exists or will be developed in connection with the Products. It is understood that the Property Rights attach only to those Products actually promoted or endorsed hereunder, and not to any products or property rights otherwise owned or exploited by PHILBIN. PHILBIN acknowledges that all rights therein and the goodwill pertaining thereto belong exclusively to BEAU.

                  (b) BEAU shall own and PHILBIN hereby grants all rights of every kind and nature to all results and proceeds of PHILBIN's services hereunder, worldwide, in perpetuity, subject to the limitations on BEAU provided in Section 2 hereof. In connection therewith, PHILBIN acknowledges that PHILBIN's services hereunder are specially ordered and commissioned by BEAU as a "work made for hire" for the sole and exclusive benefit of BEAU. Not withstanding the foregoing, there shall be no use by BEAU of the results and proceeds of Philbin's services hereunder following the termination or expiration of the term hereof.

            9. Restrictive Covenant.

                  (a) During the term of this Agreement ENTERPRISES and PHILBIN agree that PHILBIN will not promote, market, authorize or permit PHILBIN's name and/or likeness to be used to promote, market or otherwise endorse, directly or indirectly, in North America any menswear, men's apparel or men's accessories via direct response television marketing including, but not limited to, any electronic or video retailing programming services.

                  (b) In addition, ENTERPRISES and PHILBIN agree that PHILBIN will not, during the term of this Agreement render services to, furnish materials to or authorize or permit the use of PHILBIN's name, likeness, voice, or endorsements by any other entity for or on or behalf of or in connection with any product which is competitive with the Products.

                  (c) In the event BEAU desires to continue its relationship with ENTERPRISES following the expiration of the term hereof, it will so notify ENTERPRISES, no less than ninety (90) days prior to the expiration of the term hereof of its intent to negotiate for an additional term. Upon receipt by ENTERPRISES of such notice, it and PHILBIN agree to negotiate exclusively and in good faith with BEAU for a period of thirty (30) days. If an agreement between the parties is not reached during the aforementioned thirty (30) day negotiation period,


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

ENTERPRISES and PHILBIN agree that they (i) shall not enter into an agreement with any entity for PHILBIN to promote and/or endorse menswear and accessories, for the remaining Sixty (60) days of the term hereof and for the first thirty
(30) day period following expiration of the term hereof without first affording BEAU the opportunity to match the terms of any bona fide offer received by them; and (ii) shall not enter into an agreement with any other entity for PHILBIN to promote and/or endorse any products to be sold via electronic retailing, infomercials, or direct response television advertising for the remaining Sixty
(60) days of the term hereof and for the first sixty (60) day period following expiration of the term hereof without first affording BEAU the opportunity to match the terms of any bona fide offer received by them.

                  (d) ENTERPRISES and PHILBIN acknowledge that the services and rights which are granted BEAU hereunder are extraordinary and unique and cannot be replaced or adequately compensated in monetary damages, and any breach by ENTERPRISES or PHILBIN of this Agreement will cause irreparable injury to BEAU. Therefore, ENTERPRISES and PHILBIN agree that in the event of a breach of this
Section 9, BEAU, in addition to any other remedies that might be available to it, shall be entitled, in addition to bringing suit at law or equity for monetary or other damages, to seek injunctive or other equitable relief and, where appropriate, prevent the violation of any of the provisions of this
Section 9, prevent PHILBIN from performing similar services for, furnishing material to or granting conflicting rights to others. In any action to enforce the provisions of this Agreement, ENTERPRISES and PHILBIN shall waive the defense that there is an adequate remedy at law and agrees that BEAU shall have the right to obtain injunctive or other equitable relief without being required to prove actual damages.

            10. Indemnification.

                  (a) PHILBIN agrees to indemnify, defend and hold harmless BEAU and its subsidiaries and affiliates, and the directors, officers, employees and agents of each of them, from all demands, claims, actions, or causes of action, assessments losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, asserted against, resulting to or incurred, directly or indirectly, with respect to any failure by PHILBIN to perform any of PHILBIN's obligations under this Agreement.

                  (b) BEAU agrees to indemnify, defend and hold harmless PHILBIN from all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, asserted against, resulting to or incurred by PHILBIN, directly or indirectly, with respect to: (i) any failure by BEAU to perform any of its obligations under this Agreement; and, (ii) any claims in connection with the advertising, sale and/or use of the Products.

                  (c) A party seeking indemnification (the "Indemnified Party") shall give prompt written notice to the other party (the "Indemnifying Party") of any claim, suit or action to which said indemnification may relate. The Indemnifying Party may not settle, or appeal, any claim, suite or action or otherwise compromise the approval, which shall not be unreasonably withheld.


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

The Indemnified Party at its own expense, shall have the right to participate in the defense of any claims, suits, or actions. The above indemnities are and will be deemed and construed to be continuing indemnities and will survive for a period of five (5) years following the termination of expiration of this Agreement.

            11. Confidentiality.

                  (a) As of the date of this Agreement, a confidential relationship shall arise and exist between the parties. During and for three (3) years following the expiration or termination of the this Agreement, ENTERPRISES shall hold (and shall require its agents, employees and representatives to hold) in confidence any Confidential Information (as hereinafter defined) disclosed to them by BEAU or any of its subsidiaries or affiliates. Without limiting the generality of the foregoing, ENTERPRISES shall be under a continuing, nondelegable, duty not to disclose, directly or indirectly, or permit the disclosure, directly or indirectly, of such Confidential Information to any third party, and not to knowingly use or permit the use of such Confidential Information for a purpose not covered by this Agreement.

                  (b) For purposes of this Agreement, "Confidential Information" means all information relating to BEAU (and its affiliates) existing and proposed business(es) which they deem to be proprietary and confidential, including without limitation, the terms of this Agreement, all know-how, technology, trade secrets, product formulas or design specifications, packaging designs, procedures, formats, data, customer lists, market research, market strategies and the like whether disclosed orally, in writing or by inspection. Notwithstanding anything to the contrary hereinabove stated, the provisions of the Uniform Trade Secrets Act ("UTSA") shall govern.

                  (c) In the event ENTERPRISES (or any of ENTERPRISES' employees, agents or representatives, to whom Confidential Information is disclosed) breaches this Agreement, BEAU shall be entitled to bring suit to recover any and all damages, both direct and consequential, that may be sustained and, in addition, shall be entitled to seek specific performance and/or a temporary or permanent injunction prohibiting and enjoining the further violation of this Agreement. The enumeration of any remedy or remedies herein shall not prevent BEAU from obtaining other damages or remedies allowable or available to it under the law.

            12. Commissions or Other Fees.

                  ENTERPRISES represents that it (a) has not used the services of or incurred any obligations to an agent, broker, or finder in connection with the transactions contemplated by this Agreement; or, (b) if ENTERPRISES has used the services of or incurred any obligations to an agent broker or finder, that ENTERPRISES shall be liable to such person and BEAU shall be under no obligation for payment to such person on account of this Agreement, unless so stated in writing signed by an officer of BEAU.


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

            13. Independent Contractor Status.

                  ENTERPRISES agrees that ENTERPRISES is an independent contractor; that any and all contracts of employment made by ENTERPRISES and any and all other contracts which may be made by ENTERPRISES, for and in connection with its performance under this Agreement, shall be made by ENTERPRISES as principal and not as an agent of BEAU; and that ENTERPRISES will make full payment of compensation and other amounts payable in connection with any matter on PHILBIN's part to be performed under any such arrangement.

            14. Insurance.

                  (a) ENTERPRISES hereby grants BEAU the right to purchase Non-Appearance Insurance ("Insurance") which shall serve to insure BEAU in the event PHILBIN is unable to perform his obligations hereunder due to illness, accident, or death.

                  (b) BEAU shall name ENTERPRISES and PHILBIN as additional insured parties under its existing product liability insurance, shall keep such policy in existence for the term of this Agreement, and shall provide ENTERPRISES with a certificate evidencing same.

            15. Attorneys' Fees.

                  If any litigation or other proceeding is commenced to enforce any provision of this Agreement or to seek a declaration of the rights of the parties hereunder, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses incurred in connection with such litigation or proceeding, including without limitation reasonable attorneys' fees.

            16. Waiver.

                  No waiver, delay, omission or forbearance in exercising any right, option, duty or power under this Agreement shall affect or impair any party's rights in respect of any default or breach of any of the provisions of this Agreement or any subsequent default or breach of the same or a different kind.

            17. Binding Effect; Non-Assignability.

                  This Agreement is binding on the parties and their respective executors, administrators, legal representatives and successors. This Agreement and the respective duties and responsibilities of the parties hereunder are not assignable, in whole or in part, without the prior written consent of the other party.

            18. Captions.

                  The captions for the various provisions of this Agreement are provided for


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

convenience of reference only and shall not be used in interpreting any such provision.

            19. Notices.

                  All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given on the date five (5) business days after having been mailed postage prepaid to the recipient party by United States registered or certified mail and addressed as follows:

If to BEAU:                                If to ENTERPRISES:

Beau Brummel Sel-Leb Marketing, Inc.       Philbin Enterprises
421 West Broadway                          c/o James M. Griffin
New York, New York 10012                   Executive Vice President and Director
                                           William Morris Agency, Inc.
                                           1325 Avenue of the Americas
                                           New York, New York 10019

With a copy to:

Markowitz Roshco & Adelman
666 Third Avenue - 18th Floor
New York, New York 10017
Attn:  Seth P. Markowitz, Esq.

or to such address for a party set forth in a notice given to the other party in accordance with this Section 18; provided, however, that notice given in any other manner shall be deemed effective upon receipt by the recipient. Delivery of the copies shall not be necessary for effective notice.

            20. Governing Law; Jurisdiction.

                  This Agreement and the legal relationship among the parties shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of New York, County of New York, or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement, PHILBIN hereby accepts the jurisdiction of the aforesaid courts. PHILBIN hereby irrevocably waives, in connection with any such action or proceeding, any objection including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to be bringing of any such action or proceeding in such respective jurisdictions.

            21. Severability.

                  If any provision of this Agreement is declared invalid or otherwise determined to be unenforceable for any reason, such provision shall be deemed to be severable from the


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remaining provisions, which shall otherwise remain in full force and effect.

            22. Entire Agreement; Amendment & Modification.

                  This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter covered herein, superseding all prior and contemporaneous understandings and agreements, whether oral or written. This Agreement may not be modified or amended except by a written instrument executed by both parties.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first written above.


BEAU BRUMMEL SEL-LEB MARKETING, INC.


/s/ Stephen Gutman
------------------------------------
By: Stephen Gutman
Its: President


PHILBIN ENTERPRISES


/s/ Regis Philbin
------------------------------------
By: Regis Philbin

                          UNDERTAKING BY REGIS PHILBIN:

            To induce Beau Brummel Sel-Leb Marketing, Inc. to enter into the foregoing Agreement with Philbin Enterprises I acknowledge that I have read the foregoing Agreement and I hereby approve its terms. Further, I agree to perform the obligations and abide by the restrictions contained therein which are applicable to me. I confirm that Philbin Enterprises is authorized and empowered to act on my behalf in connection with the foregoing Agreement and that any compensation due me for my services to be performed hereunder are solely the responsibility of Philbin Enterprises and not of Beau Brummel Sel-Leb Marketing, Inc.


/s/ Regis Philbin
------------------------------------
REGIS PHILBIN


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

                                    EXHIBIT A

            PHILBIN agrees to travel to QVC's facilities in West Chester, Pennsylvania, or wherever they may be located, to make the annual Visits referred to in Section 1 on the following days:

                  1. Father's Day:                       May 16-17, 1997
                  2. Winter:                             October 24-25, 1997
                  3. Christmas:                          December 5-6, 1997
                  4. Valentine's Day:     To be determined: mid to late January,
1998
                  5. Spring 1998:                        To be determined: mid
March, 1998

            In the event PHILBIN is unable to make any of the aforementioned scheduled Visits, PHILBIN shall notify BEAU of such no less than sixty (60) days prior to that Visit and shall identify two (2) alternate dates for such Visit (such alternate dates shall be within two (2) calendar weeks of such Visit). Notwithstanding the foregoing, if the scheduling of "Live With Regis and Kathy Lee" prevents Philbin from appearing for any particular Visit, ENTERPRISES shall notify BEAU of PHILBIN's unavailability no less than one (1) day following the date it becomes aware of said unavailability, but under no circumstances less than three (3) business days prior to that Visit.


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